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ATW PROJECT REORGANIZATION AGREEMENT

THIS AGREEMENT made the 30th day of November, 2001,

BETWEEN:

KENNECOTT CANADA EXPLORATION INC., a company incorporated under the laws of Canada having its head office in Vancouver, British Columbia

(hereinafter called “KCEI”)

AND:

ATW RESOURCES LTD., a company incorporated under the laws of the Northwest Territories, having its head office in Yellowknife, Northwest Territories

(hereinafter called “ATW”)

WITNESSES THAT in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration now paid by ATW to KCEI (the receipt and sufficiency of which is hereby acknowledged) the parties hereto agree as follows

1.

DEFINITIONS AND INTERPRETATION

1.1

Definitions

Where used in this Agreement, the following terms have the meanings ascribed to them as follows:

1.1.1.

“Aber” means Aber Resources Limited, which was formed by the amalgamation of Aber Resources Limited and Commonwealth Gold Corporation.

1.1.2.

“Affiliate” means any corporation which directly or indirectly controls, is controlled by, or is under common control with, a party. For purposes of the preceding sentence, “control” means the right to the exercise of more than 50% of the voting rights attributable to the shares of the controlled corporation. In the case of KCEI, an Affiliate shall include any corporation, wherever situate, in which Rio Tinto plc or Rio Tinto Limited owns or controls directly or indirectly such voting rights.

1.1.3.

“ATW Share Option Agreement” means an agreement between the Shareholders and KCEI in the form attached as Schedule D to this Agreement, pursuant to which the Shareholders grant to KCEI the right to purchase, for $1.00, 40% of the issued and outstanding shares in the capital of ATW if, by September 30, 2002, the IPO Closing Date has not occurred, the common shares of ATW have not been listed for trading on The Canadian Venture Exchange  or other recognized exchange or the Closing has not occurred.

1.1.4.

“Claims” means the mining claims that are comprised in the “Properties” (as defined in the JVA) as at the date hereof, which are more particularly described in Schedule A hereto.

1.1.5.

“Closing” means the closing of the transactions contemplated in subsection 11.1.

1.1.6.

“Closing Date” means the first business day after the IPO Closing Date.

1.1.7.

“Contracts” means all contracts and purchase orders that KCEI has entered into or issued in its capacity as Manager, which are more particularly described in Part 1 of Schedule B hereto.

1.1.8.

“Financial Statements” has the meaning ascribed thereto in paragraph .

1.1.9.

“IPO Date” means the closing date of the initial public offering of shares of ATW.

1.1.10.

“JVA” means the ATW Joint Venture Agreement dated February 3, 1995 between Kennecott Canada Inc. and ATW, which was assigned by Kennecott Canada Inc. to KCEI.

1.1.11.

“Loan” has the meaning assigned to it in the Loan Agreement.

1.1.12.

“Loan Agreement” means the Loan Agreement dated for reference February 3, 1995 between Kennecott Canada Inc. and ATW.

1.1.13.

“Manager” has the meaning assigned to it in the JVA.

1.1.14.

“Marketing Agreement” means an agreement in the form attached as Schedule E hereto pursuant to which KCEI is appointed as agent to market and sell diamonds.

1.1.15.

“Participant” has the meaning assigned to it in the JVA.

1.1.16.

“Participating Interest” has the meaning assigned to it in the JVA.

1.1.17.

“Permits” means the licences and permits that are held by KCEI in its capacity as Manager, which are more particularly described in Part 2 of Schedule B hereto.

1.1.18.

“Personal Property” means all personal property now held by KCEI in its capacity as Manager, which are more particularly described in Part 3 of Schedule B hereto.

1.1.19.

“Purchased Shares” has the meaning ascribed thereto in subsection .

1.1.20.

“Purchased Warrants” has the meaning ascribed thereto in subsection .

1.1.21.

“Securities Act” means the Securities Act (British Columbia) and the securities legislation of Alberta and the Northwest Territories, as amended from time to time.

1.1.22.

“Securities Commissions” means the British Columbia Securities Commission and other relevant commissions established under the Securities Legislation.

1.1.23.

“Securities Legislation” means the securities laws of British Columbia, Alberta and the Northwest Territories including the requirements and provisions of the Securities Legislation and the regulations thereunder and all local and national policy statements adopted or applied by any of the Securities Commissions.

1.1.24.

“Security” has the meaning assigned to it in the Loan Agreement.

1.1.25.

“Shareholders” means Almaden Resources Corporation, Troymin Resources Ltd. and Williams Creek Explorations Limited.

1.1.26.

“Shares” means Class A shares without nominal or par value in the capital of ATW as constituted at the date hereof.

1.1.27.

“SouthernEra” means SouthernEra Resources Limited.

1.1.28.

“Specified Number” means that number which is equal to 9.9% of the issued and outstanding shares in the capital of ATW on the IPO Date immediately before the closing of the initial public offering of shares of ATW.

1.1.29.

“Subscribed Shares” means the all Shares to be issued to Kennecott as provided for in this Agreement and includes all Shares issued to Kennecott on exercise of Warrants.

1.1.30.

“TR 107” means the kimberlite body that is within the boundaries of the Claims and is identified as such on the map attached as Schedule C hereto.

1.1.31.

“Units” means the units of Shares and Warrants to be sold to Kennecott as provided for in this Agreement, each unit being comprised of one Share and one Warrant.

1.1.32.

“Warrants” means the warrants to be issued to Kennecott as contemplated herein, each entitling the holder to purchase one Share (a "Warrant Share") at the purchase price per share as provided for in the form of Warrant attached hereto as Schedule F if ATW is listed in Tier 1 under Policy 2.1 of the Canadian Venture Exchange. If ATW is listed in Tier 2 under such Policy, then paragraphs (iii), (iv) and (v) on the first page of the Warrant Certificate will be deleted.

1.1.33.

“$” means Canadian dollars and “US$” means United States dollars.

1.2.

Interpretation

1.2.1.

Wherever any provision of any Schedule to this Agreement conflicts with any provision in the body of this Agreement, the provisions of the body of this Agreement shall prevail.  References herein to a particular Schedule shall mean a reference to such Schedule to this Agreement.

1.2.2.

References herein to a section, subsection, paragraph or subparagraph shall mean a reference to such section, subsection, paragraph or subparagraph, as the case may be, within the body of this Agreement.

1.2.3.

The headings of sections and subsections herein and in the Schedules are inserted for convenience of reference only and shall not affect or be considered to affect the construction of the provisions hereof.

1.2.4.

In this Agreement, unless the context otherwise requires, words importing the singular number only shall include the plural and vice versa, words importing persons shall include individuals, corporations, partnerships, associations, trusts and unincorporated organizations and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa.

1.2.5.

All dollar amounts expressed herein are in Canadian dollars.

1.3.

Schedules

Attached to and forming part of this Agreement are the following Schedules

Schedule A

-

Claims (section 1.1.4)

Schedule B

Part 1

-

Manager’s contracts (section 1.1.7)

Part 2

-

Permits (section 1.1.17)

Part 3

-

Personal Property (section 1.1.18)

Schedule C

-

Map showing TR 107 kimberlite

Schedule D

-

ATW Share Option Agreement (section 1.1.3)

Schedule E

-

Marketing Agreement (section 1.1.14)

Schedule F

-

Warrant Certificate (section 1.1.32)

Schedule G

Calculation of gross overriding royalty (section 4.1)

Schedule H

-

List of material contracts (section 7.1.11)

2.

PURCHASE AND SALE OF UNITS; ASSIGNMENTS OF PARTICIPATING INTEREST

2.1.

Upon and subject to the terms and conditions set out in this Agreement, KCEI hereby subscribes for and agrees to purchase from ATW, and ATW hereby agrees to allot, issue and sell to KCEI on the Closing Date the Specified Number of Units comprised of the Specified Number of Shares (the “Purchased Shares”) and the Specified Number of Warrants (the “Purchased Warrants”) at and for the price and consideration provided in section 2.2 hereof.

2.2.

As the full price and consideration for the allotment, issuance and sale of the Units to Kennecott pursuant to section 2.1, which shall occur on the Closing Date, Kennecott will concurrently with the execution hereof transfer, assign and set over to ATW:

2.2.1.

the JVA and all of the rights and interests of KCEI under or by virtue of the JVA whether as Participant or as Manager including without limitation its Participating Interest and the right to be Manager, subject to the terms and conditions in the ATW Claim Block Agreement;

2.2.2.

the Contracts; and

2.2.3.

the Claims, the Permits and the Personal Property, all of which shall be held by ATW as successor Manager on and subject to the terms and conditions of the JVA.

2.3.

ATW hereby assumes and agrees to observe and perform and be responsible for all the obligations, liabilities, responsibilities and commitments of KCEI of any kind and nature under the JVA, the ATW Claim Block Agreement, the Contracts and the Permits whenever arising and will from time to time and at all times indemnify and save KCEI harmless from and against any and all claims, demands, actions, costs, expenses and liabilities in respect thereof.

2.4.

Concurrent with the execution hereof, KCEI will resign as Manager.

3.

PERFORMANCE OF WORK

3.1.

ATW will:

3.1.1.

as and from January 1, 2000 until the last expiration date of the Warrants, maintain the Claims in good standing and pay any and all rentals, fees and taxes required to do so and file as representation work for the benefit of the Claims under the Canada Mining Regulations all work performed to the maximum permitted; and

3.1.2.

from the date hereof until the last expiration date of the Warrants, provide to KCEI within 30 days of the end of each calendar year written reports in respect of such year showing the work and activities carried out on or in respect of the Claims and the results obtained and interpretations thereof received or obtained and detailing the expenditures incurred in so doing.

3.2.

Until the earlier of the date on which ATW obtains permits under the Mackenzie Valley Resource Management Act to authorize its activities on the Claims or the date on which the permits held by KCEI in respect of the Claims expire, ATW may if and to the extent permitted by law and the terms of the permits held by KCEI carry out its proposed activities in respect of the Claims under the authority of the permits held by KCEI.

3.3.

The authorization granted to ATW under section 3.2 will automatically terminate in the event that:

3.3.1.

ATW fails to comply with the provisions in section 3.4 or section 3.5 hereof; or

3.3.2.

ATW becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks protection or relief under the Companies Creditors Arrangement Act (Canada) or under any bankruptcy, insolvency or analogous law, is adjudicated bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian or other person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors' rights or consents to, or acquiesces in, the filing of such a petition.

3.4.

For so long as ATW is carrying out activities under the authority of KCEI’s permits, ATW will:

3.4.1.

strictly adhere to KCEI’s internal operating guidelines, the terms of such permits and all applicable laws and regulations;

3.4.2.

inform KCEI in writing of its proposed activities prior to undertaking them; and

3.4.3.

not engage in drilling on the Claims except under new permits issued in its own name or that of its joint venturers or agents.

3.5.

ATW shall indemnify and save harmless KCEI from and against any and all claims, debts, demands, suits, actions and causes of action whatsoever which may be brought or made against KCEI by any person, firm or corporation and all loss, cost, damages, expenses and liabilities which may be suffered or incurred by KCEI arising out of or in connection with or in any way referable to, whether directly or indirectly, the entry on, presence on, or activities on the Claims or the approaches thereto by ATW, its joint venturers or affiliated companies or its or their servants or agents including without limitation bodily injuries or death at any time resulting therefrom or damage to property.

3.6.

ATW acknowledges that any and all geological, geochemical, geophysical, analytical, metallurgical, environmental or other data that has been provided to or made available to ATW was provided on an “as is, where is” basis and that KCEI makes no express or implied warranties of any nature and expressly disclaims any warranty of merchantability or fitness for any particular purpose.

4.

CONVERSION OF PORTION OF LOAN

4.1.

ATW shall pay to KCEI a two percent (2%) gross overriding royalty on diamonds produced from TR 107, such royalty to be calculated and paid in accordance with the provisions in Schedule G.

4.2.

Once ATW has paid $500,000 in the aggregate to KCEI on account of the royalty under section 4.1, ATW may, by payment of US$1,000,000 to KCEI, purchase a reduction in the rate of the royalty payable thereafter from two percent (2%) to one percent (1%).

4.3.

KCEI shall accept the granting of the royalty to it by ATW under sections 4.1 in lieu of the repayment of the Loan, other than the portion thereof that was advanced by KCEI (or Kennecott Canada Inc.) on behalf of Aber.

4.4.

ATW acknowledges and agrees that the balance of the Loan outstanding remains due and payable as provided in the Loan Agreement and the Security, and that KCEI may assign the Loan Agreement and the Security to Aber.

4.5.

If, before the Closing, ATW successfully negotiates an agreement with Aber whereby Aber will accept 15/65ths of each payment that is made by ATW to Kennecott pursuant to Section 4.1 hereof in lieu of repayment of the portion of the Loan that was advanced to ATW on Aber’s behalf, thereby reducing the amount of the Loan to $nil, then KCEI will assign to Aber the right to receive 15/65ths of each such payment if so directed in writing by ATW and Aber before the Closing.

5.

MARKETING RIGHTS

5.1.

Concurrent with the execution hereof, ATW and KCEI will execute and deliver the Marketing Agreement.

6.

CONDITIONS PRECEDENT

6.1.

This Agreement and all of its provisions, including without limitation the provisions in sections 2.1 to 2.4, is subject to the condition precedent that SouthernEra:

6.1.1.

in respect of the transactions contemplated hereby, waives its rights under section 6.5 of the ATW Claim Block Agreement;

6.1.2.

acknowledges the right of ATW to become successor Manager to KCEI;

6.1.3.

releases and discharges KCEI of and from any and all claims, demands, actions, costs, expenses and liabilities under the ATW Claim Block Agreement, past, present and future; and

6.1.4.

acknowledges that the granting of royalty by ATW to KCEI pursuant to section 4.1 hereof is in satisfaction of that portion of the Loan that was advanced by KCEI (or Kennecott Canada Inc.) on its own behalf and  on behalf of SouthernEra (but not on behalf of Aber) and that KCEI shall be solely entitled thereto.

6.2.

This Agreement and all of its provisions, including without limitation the provisions in sections 2.1 to 2.4, is subject to the further condition precedent that Aber:

6.2.1.

in respect of the transactions contemplated hereby, waives its rights under 6.5 of the ATW Claim Block Agreement;

6.2.2.

acknowledges the right of ATW to become successor Manager to KCEI;

6.2.3.

releases and discharges KCEI of and from any and all claims, demands, actions, costs, expenses and liabilities under the ATW Claim Block Agreement, past, present and future; and

6.2.4.

acknowledges that the granting of royalty by ATW to KCEI pursuant to section 4.1 hereof is in satisfaction of that portion of the Loan that was advanced by KCEI (or Kennecott Canada Inc.) on its own behalf and on behalf of SouthernEra but not on behalf of Aber and that KCEI shall be solely entitled thereto.

6.3.

KCEI will, if required by Aber in return for the acknowledgements referred to in section 6.2, agree with Aber to assign the Loan Agreement and the Security to it and agree with it that it shall be solely entitled to any future payments made by ATW on account of the balance of the Loan outstanding.

6.4.

This Agreement and all of its provisions, including without limitation the provisions in sections 2.1 to 2.4, is subject to the further condition precedent that the Shareholders execute and deliver the ATW Share Option Agreement to KCEI.

6.5.

KCEI may unilaterally waive any one or more or all of the conditions precedent set forth in sections 6.1, 6.2 and 6.4.

6.6.

If any one or more of the conditions precedent set forth in sections 6.1, 6.2 and 6.4 have not been satisfied or waived by December 31, 2001, this Agreement, the ATW Share Option Agreement (if it has been executed and delivered) and the Marketing Agreement will automatically terminate.

7.

REPRESENTATIONS AND WARRANTIES OF ATW

7.1.

ATW hereby represents and warrants to Kennecott as follows (and acknowledges that Kennecott is relying on such representations and warranties in entering into this Agreement):

7.1.1.

ATW is a company duly organized, existing and in good standing under the laws of the Northwest Territories and has all necessary corporate power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby;

7.1.2.

the execution and delivery of this Agreement and the performance of the terms hereof by ATW has been duly authorized by all necessary corporate proceedings and, upon the execution hereof, this Agreement will constitute a legal, valid and binding agreement enforceable against ATW in accordance with its terms, except to the extent that enforcement may be limited by laws of general application affecting the enforcement of creditors’ rights and that certain remedies are discretionary in nature and may not be available in all circumstances;

7.1.3.

ATW has all necessary corporate power and capacity to own its properties and to carry on its business as now conducted by it and is registered as required and in good standing with respect to the filing of annual returns and similar requirements under the laws of all jurisdictions in which such business is carried on and in which such property and assets are located;

7.1.4.

ATW is a not reporting issuer;

7.1.5.

the authorized capital of ATW consists of an unlimited number of Class A shares without nominal or par value, an unlimited number of Class B shares without nominal or par value, an unlimited number of Class C shares without nominal or par value, an unlimited number of Class D shares without nominal or par value, an unlimited number of Class E shares without nominal or par value and an unlimited number of Class F shares without nominal or par value, of which 100 Class A Shares without nominal or par value, and no other shares, are validly issued and outstanding as fully paid and non-assessable shares in the capital of ATW as at the date hereof and all such shares are legally and beneficially owned by the Shareholders;

7.1.6.

no person has any agreement, option or right for, or capable of becoming an agreement, option or right for (including convertible securities, warrants or convertible obligations of any kind), the purchase, subscription, allotment or issue of any unissued shares in the capital of ATW;

7.1.7.

the unaudited balance sheet of ATW as at December 31, 2000 (the “Financial Statements”) have been prepared in accordance with Canadian generally accepted accounting principles on a basis consistent with that of prior periods and present fairly and correctly the assets and liabilities of ATW as of the date thereof;

7.1.8.

ATW has no subsidiaries;

7.1.9.

the execution by ATW of this Agreement, the issue and sale by ATW of the Subscribed Shares to Kennecott pursuant to this Agreement and the performance and consummation by it of the other transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement (written or oral) or instrument to which ATW is a party or by which it is bound or to which any of the property or assets of ATW is subject or conflict with or result in any violation of the provisions of the memorandum, articles or directors’ or members’ resolutions of ATW or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over ATW or any of its properties and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body or from any other party or agency is required for the issue and sale of the Subscribed Shares by ATW or the consummation by ATW of the other transactions contemplated herein other than the consent of the Canadian Venture Exchange once the Shares are listed for trading on such exchange;

7.1.10.

there are no legal or governmental proceedings pending, threatened or, to the knowledge of ATW, contemplated against or affecting ATW or any of its properties and assets;

7.1.11.

ATW is not a party to any agreement which is material to it other than as listed in Schedule H;

7.1.12.

ATW is in compliance with and has not breached any law, rule, regulation, by-law or ordinance applicable to it (including, without limitation, any law, rule, regulation, by-law or ordinance relating to the use or disposition of any hazardous, toxic or radioactive substance or any other substance designated by a similar term under any law, rule, regulation, by-law or ordinance) and has not committed any breach of or default under any contract, lease or agreement, written or oral, indenture or other instrument to which it is a party and there exists no state of facts which, after notice or lapse of time or both, would constitute such a breach or default;

7.1.13.

ATW has good and marketable title to its Participating Interest under the JVA free and clear of all liens, charges, encumbrances, security interests and adverse claims whatsoever except as provided in the Loan Agreement and the JVA;

7.1.14.

the issuance of the Units by ATW is exempt from the registration and prospectus requirements of the Securities Laws or will have been qualified by the prospectus issued by ATW in connection with its IPO;

7.1.15.

the Subscribed Shares will be, upon their issuance, duly authorized and validly allotted and issued as fully paid and non-assessable shares in the capital of ATW, free and clear of any and all mortgages, liens, pledges, charges and other encumbrances excluding any restrictions which may be imposed by securities regulatory bodies, and will be listed for trading on the Canadian Venture Exchange or other recognized stock exchange concurrent with the listing of the shares that are issued by ATW in the course of its initial public offering; and

7.1.16.

none of the foregoing representations and warranties contains any untrue statement of a material fact or omits to state any material fact necessary to make any such statement or representation not misleading to KCEI seeking full information as to ATW and its properties, business and affairs and ATW has no information or knowledge of any facts which, if known to KCEI , might reasonably be expected to deter KCEI from completing the transactions herein contemplated.

8.

REPRESENTATIONS, WARRANTIES
AND ACKNOWLEDGEMENTS OF KCEI

8.1.

KCEI hereby represents and warrants to ATW as follows (and acknowledges that ATW is relying on such representations and warranties in entering into this Agreement):

8.1.1.

it is duly organized, existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary corporate power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby;

8.1.2.

the execution and delivery of this Agreement and the performance of the terms hereof by it have been duly authorized by all necessary corporate proceedings and, upon the execution hereof, this Agreement will constitute a legal, valid and binding agreement enforceable against it in accordance with its terms, except to the extent that enforcement may be limited by laws of general application affecting the enforcement of creditors’ rights and that certain remedies are discretionary in nature and may not be available in all circumstances;

8.1.3.

the execution by it of this Agreement and the performance and consummation by it of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or conflict with or result in any violation of the provisions of its constating documents;

8.1.4.

it is purchasing the Units being purchased by it hereunder as principal for its own account;

8.1.5.

it is a resident of the Province of British Columbia;

8.1.6.

to the best of its knowledge and belief, it has paid all taxes, assessments, charges, fees and other levies imposed upon or required with respect to the Claims, and has filed all returns and reports required therefor; and

8.1.7.

to the best of its knowledge and belief, prior to the date of this Agreement all activities undertaken on the Claims have been in accordance with the laws of Canada and sound mining practice.

8.2.

Kennecott hereby acknowledges to and in favour of ATW as follows:

8.2.1.

it is not purchasing the Units being purchased by it hereunder as a result of any material information concerning ATW that has not been publicly disclosed and its decision to purchase such Units has not been made as a result of any verbal or written representation as to fact or otherwise made by or on behalf of ATW or any other person other than as set out in this Agreement and is based entirely upon currently available public information concerning ATW;

8.2.2.

no person has made to it any written or oral representations:

8.2.2.1.

that any person will resell or repurchase the Units being purchased by it hereunder or any of the Shares or Warrants comprised therein;

8.2.2.2.

that any person will refund the purchase price of such securities;

8.2.2.3.

as to the future price or value of such securities; or

8.2.2.4.

that any of such securities will be listed and posted for trading on a stock exchange other than the Canadian Venture Exchange; and

8.2.3.

it will execute such further and other documentation as may reasonably be required by securities regulators that are not inconsistent with the terms of this Agreement.

9.

COVENANTS OF KCEI AND ATW

9.1.

Covenants of KCEI

KCEI shall comply with the Securities Laws and the requirements of the Canadian Venture Exchange applicable to it in connection with the transactions contemplated hereby.

9.2.

Covenants of ATW

ATW shall:

9.2.1.

forthwith use its best efforts to obtain all necessary consents, approvals or waivers to the transactions contemplated hereby, including, without limitation, the consents or approvals of the Canadian Venture Exchange and of any governmental or regulatory agency having jurisdiction in respect of such transactions;

9.2.2.

if diamonds are discovered on the Claims in economic quantities, use its best efforts to obtain a listing for its common shares on The Canadian Venture Exchange on or before September 30, 2002; seek a listing in Tier 1 as provided in Policy 2.1 of the Canadian Venture Exchange if available to it, otherwise in Tier 2; use its best efforts to cause the Purchased Shares and the Warrant Shares to be qualified as free-trading shares not subject to escrow, pooling or hold periods, by the prospectus to be issued by it in connection with the initial public offering of its shares; and, if the Shares cannot be qualified by such prospectus, use its best efforts to ensure that KCEI is not treated as a promoter or principal of ATW by the Canadian Venture Exchange or other securities regulators and that while the Purchased Shares may be subject to a hold period that commences not later than the date of issue, they will not be subject to escrow or pooling;

9.2.3.

if it obtains a listing on the Canadian Venture Exchange or other recognized stock exchange, maintain it in good standing and ensure that the Subscribed Shares are qualified for sale thereon;

9.2.4.

after the execution of this Agreement, not enter into or become bound by any agreement, contract or arrangement or undertake any obligation with any other person or party, which may prohibit, conflict or interfere with or limit the ability of ATW to carry out in full its obligations to KCEI pursuant to this Agreement; or

9.2.5.

after the execution of this Agreement but before the closing of the initial public offering of shares of ATW on the IPO Date, not enter into or become bound by any agreement, contract or arrangement or undertake any obligation with any other person or party, which will or might require ATW to allot or issue shares in its capital after the time at which the Specified Number is determined, otherwise than the initial public offering of shares of ATW.

10.

REPRESENTATIONS, WARRANTIES,

AND COVENANTS TO SURVIVE CLOSING

10.1.

All of the representations, warranties and covenants of the parties hereto contained in this Agreement and any certificates or documents delivered in connection with the transactions contemplated hereby shall be true and complete at the time of Closing and as if made at the Closing and shall survive the closing of the transactions contemplated hereby, the issuance of the Purchased Shares and Purchased Warrants and any other Subscribed Shares and any reorganization, amalgamation, sale or transfer of or by any of the parties hereto and shall continue in full force and effect thereafter as representations, warranties and covenants which are required to be true, correct and performed as of the time of Closing and will not merge in any agreement or instrument effecting any of the transactions contemplated hereby.

11.

TRANSACTIONS AT CLOSING

11.1.

At the Closing, ATW shall deliver to KCEI:

11.1.1.

certificates representing the Purchased Shares, duly and validly issued as fully paid and non-assessable Shares, and a certificate for the Purchased Warrants registered in the name of KCEI and in the form of Warrant attached as Schedule F;

11.1.2.

a certificate of an officer of ATW dated the date of the Closing certifying to the best of his knowledge after due inquiry that at and as of the Closing the representations and warranties of ATW contained in this Agreement are true and correct and all covenants, agreements and conditions required by this Agreement to be performed or complied with by ATW prior to or at the Closing have been performed and complied with except as otherwise specifically agreed by KCEI and containing such other information as counsel for KCEI may reasonably request;

11.1.3.

an opinion of counsel for ATW dated the date of the Closing to the effect that:

11.1.3.1.

all requisite corporate proceedings have been taken by or on behalf of ATW to authorize the creation and issue of the Purchased Shares and upon payment therefor, the Purchased Shares will be duly and validly allotted and issued as fully paid and non-assessable shares in the capital of ATW; and

11.1.3.2.

all necessary corporate proceedings have been taken to allot and reserve the Warrant Shares and upon such exercise in accordance with the terms thereof, including payment in full therefor, such Warrant Shares will be duly and validly allotted and issued as fully paid and non-assessable shares in the capital of ATW.

11.2.

In providing the foregoing opinions, ATW’s counsel may rely on certificates of officers of ATW as to questions of fact.

12.

THE CLOSING

12.1.

The Closing of the issue and sale of the Units shall take place at 9:00 a.m. (Vancouver time) on the Closing Date or at such other date and time as may be mutually agreed in writing between the parties hereto, at the office of Lawson Lundell Lawson & McIntosh, 1600 - 925 West Georgia Street, Vancouver, British Columbia.

13.

GENERAL PROVISIONS

13.1.

The expenses incurred by each party hereto in connection with this Agreement and the transactions provided for herein shall be borne by such party.

13.2.

Time is of the essence of this Agreement and each of the terms and conditions of this Agreement.

13.3.

Any notices to be given to one party by the other may be sent by telecopy or may be personally delivered addressed as follows:

To KCEI:

Kennecott Canada Exploration Inc.
354 - 200 Granville Street
Vancouver, British Columbia
V6C 1S4
Attention:

Mr. F.D. Hegner
Telecopy number:  (604) 669-5255

To ATW:

ATW Resources Ltd.
17th Floor
Nelson Square
Box 12148
808 Nelson Street
Vancouver, British Columbia
V6Z 2H2
Attention:

Mr. Duane Poliquin, President
Telecopier:  (604) 685-0553

or at such other address as any party hereto may from time to time designate by written notice to the other parties hereto and any such notice shall be deemed to have been given and received by the party to which it is addressed on delivery if delivered and on the day following transmission if telecopied.

13.4.

Neither party hereto shall be liable for or otherwise incur any obligation to any other party in respect of any commissions or finder’s fees to any broker, intermediary or finder generated on the sale or purchase of the Subscribed Shares or any of the other transactions contemplated hereby.

13.5.

If any one or more of the provisions of this Agreement are held to be illegal, invalid or unenforceable for any reason, then such illegality, invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision or provisions had never been contained herein.

13.6.

All understandings and agreements heretofore made by the parties with reference to the transactions set out herein are merged in the Agreement and of no further effect.

13.7.

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. ATW shall not be permitted to assign or otherwise transfer any of its rights hereunder.  Kennecott shall be permitted to assign or otherwise transfer any or all of its rights hereunder to any Affiliate.

13.8.

This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of British Columbia.

13.9.

The parties hereto shall consult with each other before issuing any press release or making any public announcement with respect to the transactions contemplated by this Agreement and, except to the extent required by any applicable law or regulatory requirement, no party will issue any such press release or make any such public announcement without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed.  Each party will review and may provide comments on any such press release or other public announcement mentioning another party hereto proposed to be made by another party within 48 hours after receipt.

13.10.

This Agreement may be executed in counterparts and, upon the execution of one such counterpart by each party hereto, such counterparts shall together constitute one agreement and shall be construed as if all parties hereto had executed one copy of this Agreement.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

THE COMMON SEAL of KENNECOTT CANADA EXPLORATION INC. was hereunto affixed in the presence of:	) ) ) )
“F.D. Hegner” Authorized Signatory “B.J. Douglas” Authorized Signatory	) ) ) ) )	c/s

THE COMMON SEAL of ATW RESOURCES LTD. was hereunto affixed in the presence of:	) ) ) )
“James E. McInnes” Authorized Signatory “Duane Poliquin” Authorized Signatory	) ) ) ) )	c/s

SCHEDULE A

CLAIMS

Claim #	Claim Name	Area (AC)	Recording Date	Expiry Date
Transferred From KCEI to ATW:
F27670	MK18	2582.50	10/07/92	10/07/02
F27673	MK21	2582.50	10/07/92	10/07/02
F27674	MK22	1549.50	10/07/92	10/07/02
F27675	MK23	1170.79	10/07/92	10/07/02
F27676	MK24	1790.63	10/07/92	10/07/02
MK Area Total:		9675.92
Owned by ATW:
F62475	KAY1	2582.50	20/03/99	20/03/07
F62476	KAY2	2582.50	20/03/99	20/03/07
F62477	KAY3	2324.25	20/03/99	20/03/04
F62478	KAY4	1549.50	20/03/99	20/03/05
F62479	KAY5	1033.00	20/03/99	20/03/05

F62480	KAY6	2582.50	20/03/99	20/03/02
F62481	KAY7	2582.50	20/03/99	20/03/02
KAY Area Total:		15236.75

SCHEDULE B

Part 1

-

Manager’s Contracts

Nil

Part 2

-

Permits

Nil

Part 3

-

Personal Property

Nil

#

SCHEDULE C

MAP SHOWING TR 107 KIMBERLITE

(See attached)

#

SCHEDULE D

ATW SHARE OPTION AGREEMENT

THIS AGREEMENT is made as of the 30th day of November, 2001,

AMONG:

ALMADEN RESOURCES CORPORATION, a company incorporated under the laws of British Columbia

(hereinafter called “Almaden”)

AND:

TROYMIN RESOURCES LTD., a company incorporated under the laws of Alberta

(hereinafter called “Troymin”)

AND:

WILLIAMS CREEK EXPLORATIONS LIMITED, a company continued under the laws of British Columbia

(hereinafter called “Williams Creek”)

AND:

KENNECOTT CANADA EXPLORATION INC., a company incorporated under the laws of Canada

(hereinafter called “KCEI”)

AND:

ATW RESOURCES LTD., a company incorporated under the laws of the Northwest Territories

(hereinafter called the “Company”)

WHEREAS

A.

Almaden, Troymin and Williams Creek (collectively, the “Shareholders” and individually a “Shareholder”) are the legal and beneficial owners of 40%, 20% and 40%, respectively, of the issued and outstanding shares in the capital of the Company;

B.

The Company and KCEI are parties to the ATW Project Reorganization Agreement dated the same date as this Agreement and to which the form of this Agreement was attached as a Schedule;

C.

It is a condition of the Company’s rights under the ATW Project Reorganization Agreement and a condition of KCEI’s obligations under the ATW Project Reorganization Agreement that the Shareholders enter into this Agreement with KCEI and grant to KCEI an option to acquire in the aggregate 40% of the issued and outstanding Shares, on the terms set forth herein.

NOW THEREFORE in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

GRANT OF OPTION

1.

Each of Almaden, Troymin and Williams Creek hereby severally grants to KCEI, subject to the terms and conditions hereinafter set out, the irrevocable right and option to purchase, at the price set forth in section 2 hereof, that number of Shares in the capital of the Company which is equal to a percentage of 40% (rounding up for fractions) of:

(a)

the aggregate of (i) the number of shares in the capital of the Company that are issued and outstanding at the time such rights and options are exercised and (ii) the number of shares in the capital of the Company that the Company is then or might in the future be required to issue on the exercise of conversion or exchange rights or pursuant to subscription agreements that have not yet been consummated; minus

(b)

the number of Shares in the capital of the Company that are held by KCEI immediately before the exercise of the Options;

(each such option being hereinafter called an “Option” and the Shares in the capital of the Company which KCEI may purchase from each Shareholder being hereinafter called the “Optioned Shares”).

OPTION PRICE

1.

The purchase price for the Optioned Shares payable to each of the Shareholders shall be $1.00 in the aggregate.

MANNER OF EXERCISE OF OPTION

2.

Subject to Section 5 hereof, the Options may be exercised by KCEI, in whole but not in part, at any time on or before but not after December 31, 2002.

3.

The Options shall be exercisable by KCEI giving to each Shareholder written notice of exercise together with sum of $1.00 by cheque or in cash. Upon such exercise of the Options, each of the Shareholders will forthwith assign and transfer the Optioned Shares to KCEI free and clear of any lien, charge or encumbrance and cause the Company to deliver and the Company will deliver to KCEI duly executed share certificates in the name of KCEI representing the Optioned Shares and enter the particulars of such transactions in the registers of members, allotments and transfer of the Company.

CONDITION OF RIGHT TO EXERCISE OPTIONS

4.

KCEI may only exercise the Options if:

(a)

the common shares of ATW are not listed for trading on The Canadian Venture Exchange by September 30, 2002; or

(b)

the IPO Closing Date (as defined in the ATW Project Reorganization Agreement) has not occurred by September 30, 2002; or

(c)

the Closing (as defined in the ATW Project Reorganization Agreement) has not occurred by October 1, 2002.

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

1.

The Shareholders jointly and severally represent and warrant to KCEI that:

(a)

this Agreement has been duly executed and delivered by the Shareholders, and constitutes a legal, valid, binding and enforceable obligation of each of the Shareholders;

(b)

each of the Shareholders has good and sufficient power, authority and right to enter into and deliver this Agreement and to carry out its obligations hereunder and the completion of the transactions contemplated thereunder will not result in a breach of, or default under or conflict with the constating documents of any of the Shareholders or of the Company, or any law, statute or regulation or of any agreement or contract to which any of the Shareholders or the Company is a party or by which any of the Shareholders or the Company is bound;

(c)

the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of the Shareholders and the Company;

(d)

the Shareholders are the legal and beneficial owners of all of the Shares free of any lien, charge or encumbrance;

(e)

the Shares are all of the issued and outstanding shares in the capital of the Company and no person has the right, whether absolute, conditional or contingent, to the allotment or issuance of shares in the capital of the Company; and

(f)

all of the representations and warranties of the Company in the ATW Project Reorganization Agreement are true and correct.

1.

KCEI hereby represents and warrants to the Shareholders that:

(a)

this Agreement has been duly executed and delivered by KCEI, and constitutes a legal, valid, binding and enforceable obligation of KCEI;

(b)

KCEI has good and sufficient power, authority and right to enter into and deliver this Agreement and to carry out its obligations hereunder and the completion of the transactions contemplated hereunder will not result in a breach of, or default under or conflict with the constating documents of KCEI, or any law, statute or regulation or of any agreement or contract to which KCEI is a party or by which KCEI is bound; and

(c)

the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary action on the part of KCEI.

COVENANTS OF THE PARTIES

1.

Until the Options have been exercised or have expired the Shareholders and the Company covenant and agree with KCEI that:

(a)

none of the Shareholders will sell, assign, transfer, mortgage, encumber or otherwise deal with or dispose of the Shares held by it;

(b)

the Company will not allot or issue shares or securities exchangeable for or convertible into shares in the capital of the Company, subdivide all or any of the issued and outstanding shares in the capital of the Company into a greater number of shares or consolidate all or any of the issued and outstanding shares in the capital of the Company into a lesser number of shares; and

(c)

the Company will maintain its corporate existence and will not amalgamate or merge with any other company or companies.

GENERAL

1.

Each of the Shareholders and the Company shall from time to time execute and deliver all such further documents and instruments and do all such things as KCEI may reasonably require to effectively carry out the intent of this Agreement.

2.

This Agreement shall survive the execution and delivery of the ATW Project Reorganization Agreement and will not merge therein but will continue in full force and effect. This Agreement shall not be amended, altered or qualified except by memorandum in writing signed by the parties.

3.

All notices, payments, and other required communications ("Notices") by one party to another other shall be in writing and shall be addressed as follows:

If to KCEI:

Kennecott Canada Exploration Inc.
Suite 354
200 Granville Street
Vancouver, B.C.
V6C 1S4
Telecopier:  (604) 669-5255

If to Almaden

Almaden Resources Corporation
1420 - 700 West Georgia Street
Vancouver, British Columbia
V7Y 1B6
Telecopier:  (604) 689-7645
Attention:

Mr. Duane Poliquin, President

If to Troymin

Troymin Resources Ltd.
200 - 622 – 5th Avenue
Calgary, Alberta
2TP 0M6
Telecopier:  (403) 244-7388
Attention:

Mr.Jack D. McCleary, President

If to Williams Creek

Williams Creek Explorations Limited
1721 - 808 Nelson Street
Vancouver, British Columbia
V6Z 2H2
Telecopier:  604) 685-0553
Attention:

Mr. James McInnes, President

If to ATW

ATW Resources Ltd.
1721 - 808 Nelson Street
Vancouver, British Columbia
V6Z 2H2
Telecopier:  604) 685-0553
Attention:

Mr. James McInnes, President

All Notices shall be given (1) by personal delivery to the addressee, or (2) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (3) by registered or certified mail or commercial carrier return receipt requested. All Notices shall be effective and shall be deemed delivered (1) if by personal delivery on the date of delivery if delivered during normal business hours and, if not delivered during normal business hours, on the next business day following delivery, (2) if by electronic communication on the next business day following receipt of the electronic communication, and (3) if solely by mail or commercial carrier on the next business day after actual receipt. A party may change its address by Notice to the other party.

4.

Time shall be of the essence of this Agreement.

5.

This Agreement shall not be assigned by any of the Shareholders or the Company without the written consent of KCEI but this Agreement may be assigned by KCEI.

6.

This Agreement shall be governed by the laws of the Province of British Columbia and the laws of Canada as applicable therein.

7.

This Agreement shall enure the benefit of and be binding upon the parties hereto and their respective personal representatives, successors or permitted assigns.

IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

ALMADEN RESOURCES CORPORATION

By:

“Duane Poliquin”

Title:

c/s
By:

Title:

TROYMIN RESOURCES LTD.

By:

“J. D. McCleary”

Title:

c/s
By:

Title:

WILLIAMS CREEK EXPLORATIONS LIMITED

By:

“Morgan Poliquin”

Title:
By:

Title:

KENNECOTT CANADA EXPLORATION INC.

By:

“B.J. Douglas”

Title:

c/s
By:

“F. D. Hegner”

Title

ATW RESOURCES LTD.

By:

“Duane Poliquin”

Title:

c/s
By:

Title:

SCHEDULE E

MARKETING AGREEMENT

THIS AGREEMENT is dated as of the 30th day of November, 2001,

AMONG:

ATW RESOURCES LTD., a company incorporated under the laws of the Northwest Territories, having its head office in Yellowknife, Northwest Territories

(hereinafter called "ATW ")

OF THE FIRST PART,

AND:

KENNECOTT CANADA EXPLORATION INC., a company incorporated under the laws of Canada, having its head office in Vancouver, British Columbia

(hereinafter called the "Agent")

OF THE SECOND PART.

THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements hereinafter contained the parties hereto agree as follows:

1.

DEFINITIONS

1.1

In this Agreement the following terms shall have the meanings assigned to them respectively:

1.1.1

"Affiliate" means any corporation which directly or indirectly controls, is controlled by, or is under common control with, a party. For purposes of the preceding sentence, “control” means the right to the exercise of more than 50% of the voting rights attributable to the shares of the controlled corporation. In the case of KCEI, an Affiliate shall include any corporation, wherever situate, in which Rio Tinto plc or Rio Tinto Limited owns or controls directly or indirectly such voting rights;

1.1.2

“ATW Project Reorganization Agreement” means the agreement between the parties of the same date as this Agreement, to which the form of this Agreement was attached as a Schedule.

1.1.3

"ATW’s share of Diamonds" means the Diamonds to which ATW may from time to time be entitled.

1.1.4

"Central Selling Organization" means the Central Selling Organization, controlled by DeBeer's Consolidated Mines Ltd.;

1.1.5

“Contiguous Areas” means each of the areas that is within the UTM coordinates shown on the list attached as Schedule A hereto and includes the kimberlite body identified as TR 107 on the map attached as Schedule B hereto.

1.1.6

"Diamonds" means the diamonds produced from the Contiguous Areas.

1.1.7

"Expenses" means all costs paid and expenses incurred by the Agent in respect of the Diamonds after they have been cleaned, sorted and graded including without limitation all costs of insuring, transporting, marketing and selling the Diamonds, taxes (other than income taxes), duties, levies and costs for which the Agent may be responsible in accordance with the contracts it enters into for the sale of Diamonds, all commissions and other payments to the Central Selling Organization and all claims by or discounts or allowances to customers and the costs of collection from customers.

1.1.8

"Prime Rate" means at any particular time the annual rate of interest announced from time to time by Royal Bank of Canada, main branch, Vancouver, British Columbia as a reference rate then in effect for determining floating rates of interest on Canadian dollar loans made in Canada; and

1.1.9

"Receipts" means all amounts actually received by the Agent as payment for Diamonds sold by it for the account of ATW.

2.

APPOINTMENT OF AGENT

0.1

ATW hereby appoints the Agent as exclusive agent throughout the world for the sale of ATW’s share of Diamonds upon the terms and conditions hereinafter set forth and the Agent hereby accepts such appointments.

0.2

ATW shall not appoint any other agent for the sale of Diamonds.

0.3

ATW shall not sell Diamonds directly and all of the Diamonds to which ATW is from time to time entitled shall be available to the Agent to be sold hereunder.

0.4

ATW will not sell, transfer, assign, alienate, mortgage, pledge, charge, grant a security interest in or otherwise dispose of the Diamonds or the Contiguous Areas or all or any of its rights, title or interest in or to the Diamonds or the Contiguous Areas in whole or in part.

0.5

ATW acknowledges that the Agent, its Affiliates and other companies with which it is related now own and may acquire further interests in diamond-bearing properties and that, subject to the limitations in subsection 5.1.6, it shall be free to market and sell for itself and as agent for others diamonds which may be produced from such properties in competition with the Diamonds and on terms which may be different from or more favourable than the terms on which the Diamonds are sold hereunder.

0.6

The Agent may appoint persons with whom it deals at arm's length as sub-agents on commercially reasonable terms, provided that the Agent shall be responsible for sub-agents' commissions.  The parties acknowledge that if Diamonds are sold by Agent to or through the Central Selling Organization, it would be deemed not to be a sub-agent.

0.7

For greater certainty, this Agreement does not constitute an appointment of the Agent by Aber Diamond Corporation or SouthernEra Resources Limited or their respective affiliates.

3.

TERM

0.1

This Agreement shall commence as of the date of this Agreement and shall continue until the earliest of the following to occur:

3.1.1

ninety days after the Agent has given notice to ATW to terminate this Agreement;

0.1.1

upon written notice by ATW to the Agent in the event that the Agent is in default of any material obligation herein and such default has continued for a period of 90 days after notice specifying such default has been given to the Agent;

0.1.2

upon an order being made or an effective resolution passed for the winding-up of the Agent except into its parent corporation or if the Agent makes a general assignment for the benefit of its creditors, or is adjudged bankrupt, or if a custodian or receiver is appointed under any applicable bankruptcy or insolvency legislation or under the terms of any agreement to which the Agent is a party.

3.2

ATW may purchase the termination of this Agreement by paying US$1,000,000 to the Agent, over and above any other payments that may be due to the Agent, whether pursuant to this Agreement or otherwise.

3.3

The termination of this Agreement shall be without prejudice to any rights, obligations or liabilities of the parties then accrued.

4.

TERMS OF SALE

0.1

All contracts for the sale of Diamonds will be entered into by the Agent on behalf of ATW and shall be binding upon ATW without the requirement for further action by it.

0.2

The Agent may sell the Diamonds on such terms and conditions including as to price, terms of payment and currency of payment and to such persons as it in its sole discretion may from time to time determine, subject to Section 5.1.6. The Agent may sell all or any of the Diamonds to or through the facilities of the Central Selling Organization. All payments by customers for Diamonds shall be to the Agent.

5.

OBLIGATIONS OF THE AGENT

5.1

The Agent shall:

0.1.1

maintain proper and adequate accounts and records reflecting its activities hereunder;

0.1.2

afford ATW with reasonable access to such accounts and records;

0.1.3

provide monthly statements to ATW in respect of sales hereunder by it for such month, on or before the fifteenth day of the next month, which statements shall include the calculation of Receipts and Expenses for the month and accounts receivable, collections and remittance data and a statement of commissions charged and deducted;

0.1.4

use its reasonable efforts to collect accounts receivable in respect of Diamonds sold hereunder;

0.1.5

pay to ATW, on or before the fifteenth day of each month, the Receipts for the previous month, provided that the Agent shall have the right to set off against any payment to ATW hereunder any amounts owing by ATW to the Agent hereunder or otherwise;

0.1.6

act honestly and in good faith with due regard to the interests of ATW, use all reasonable efforts to market all Diamonds on commercially reasonable terms and ensure that all sales of Diamonds hereunder are to persons dealing at arm's length with the Agent; and

0.1.7

comply with all laws of each jurisdiction in which it carries out its activities pursuant to this Agreement.

5.2

The Agent shall have no obligation to secure or enforce the performance by any buyer of any order or contract for the purchase of Diamonds or to obtain credit insurance and the Agent shall not be a del credere agent or otherwise be responsible for non-payment by buyers of Diamonds.

5.3

If requested by ATW within 30 days of the end of a calendar year, Agent will cause its statements under Section 5.1.3 for the calendar year to be audited by a nationally recognized firm of chartered accountants and a copy of the audit report will be provided by Agent to ATW. If the audit shows a discrepancy between the aggregate amount that was payable by Agent to ATW under this Agreement in the calendar year and the aggregate amount that was actually paid, then an adjusting payment shall forthwith be made by Agent to ATW or by ATW to Agent as the case may be. If the discrepancy is 10% or greater, the costs of the audit will be borne and paid by Agent; otherwise the costs of the audit will be borne and paid by ATW.

6.

RISK OF LOSS

6.1

The Agent may remove ATW’s share of Diamonds from the minesite and deliver them to another location or to an intermediary if necessary or desirable to effect the sale of them. While ATW’s share of Diamonds remain at the minesite they shall be deemed to be in the possession of ATW. Risk of loss of ATW’s share of Diamonds shall remain with ATW until risk of loss passes to the purchaser of them. If the Agent takes possession of ATW’s share of Diamonds it shall exercise the same degree of care in protecting them as it does with its own Diamonds. The Agent shall procure for ATW the same insurance against loss, theft or destruction of diamonds as is prudent and reasonable in the circumstances.  The Agent shall not be required to meet any standard of care which is higher than or in addition to the standard of care provided in this Section 6.1.

7.

PAYMENT OF COMMISSION AND EXPENSES

0.1

ATW will pay to the Agent, on or before the fifteenth day of each month, the Expenses incurred by the Agent for the previous month.

0.2

Goods or services obtained by the Agent from its Affiliates and charged hereunder as Expenses shall be on commercially reasonable terms and at competitive rates.

0.3

ATW will pay to the Agent on or before the fifteenth day of each month a commission on all sales of Diamonds hereunder (including sales by sub-agents) equal to 2% of the Receipts for the previous month.

0.4

ATW hereby grants to the Agent a security interest in all accounts, money and other proceeds arising from the sale of its share of Diamonds as continuing security for its obligations and liabilities to the Agent from time to time hereunder and under section 4.1 of the ATW Project Reorganization Agreement.

8.

GENERAL PROVISIONS

0.1

Force Majeure. In the event of an inability or failure by the Agent to perform its obligations hereunder by reason of any war, riot, strike, walk out, labour controversy, transportation facilities or default or failure of carrier, act of God or public enemy, any law, act or order of any court, board, government of other authority of competent jurisdiction, or any other direct cause (whether or not of the same character as the foregoing) beyond the reasonable control of the Agent, then the Agent shall be excused from the performance of its obligations hereunder during the period and to the extent of such inability or failure.

0.2

Governing Law. This Agreement shall be made and construed in accordance with the laws of British Columbia.

0.3

Arbitration. All disputes which may arise hereunder shall be submitted to and finally settled by a single arbitrator pursuant to the Commercial Arbitration Act (British Columbia).

0.4

Currency of Payments: The Agent shall be reimbursed for Expenses in the same currency in which they were incurred. The Agent shall be paid its commission and ATW shall receive payment of its share of Receipts in the same currency in which sales of Diamonds are made.

0.5

Time. Time shall be of the essence of this Agreement.

0.6

Entire Agreement and Amendments. This Agreement together with the ATW Project Reorganization Agreement constitutes the entire agreement between ATW and the Agent with respect to the sale of Diamonds. This Agreement shall survive the execution and delivery of the ATW Project Reorganization Agreement and will not merge therein but will continue in full force and effect. ATW acknowledges that its execution of this Agreement has not been induced by, nor does it rely upon or regard as material, any representations or writing whatsoever not incorporated herein. This Agreement shall not be amended, altered or qualified except by memorandum in writing signed by the parties.

0.7

Notices. All notices, payments, and other required communications ("Notices") by one party to the other shall be in writing and shall be addressed as follows:

If to the Agent:

Kennecott Canada Exploration Inc.
Suite 354
200 Granville Street
Vancouver, B.C.
V6C 1S4
Telecopier:  (604) 669-5255
Attention:

Mr. F.D. Hegner

If to ATW

ATW Resources Ltd.
17th Floor
Nelson Square
Box 12148
808 Nelson Street
Vancouver, British Columbia
V6Z 2H2
Telecopier:  (604) 685-0553
Attention:

Mr. Duane Poliquin, President

All Notices shall be given (1) by personal delivery to the addressee, or (2) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (3) by registered or certified mail or commercial carrier return receipt requested. All Notices shall be effective and shall be deemed delivered (1) if by personal delivery on the date of delivery if delivered during normal business hours and, if not delivered during normal business hours, on the next business day following delivery, (2) if by electronic communication on the next business day following receipt of the electronic communication, and (3) if solely by mail or commercial carrier on the next business day after actual receipt. A party may change its address by Notice to the other party.

0.8

Waiver.  The failure of a party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit that party's right thereafter to enforce any provision or exercise any right.

0.9

Severability.  In the event that any condition, covenant or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of this Agreement. If such condition, covenant or other provision shall be deemed invalid due to its scope or breadth, such condition, covenant or other provision shall be deemed valid to the extent of the scope or breadth permitted by law.

Assignment. Neither party may assign this Agreement without the consent of the other, not to be unreasonably withheld, provided that the Agent may assign this Agreement to an Affiliate.

8.10

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATW RESOURCES LTD.

By:

James E. McInnes

Title:

c/s
By:

Duane Poliquin

Title:

KENNECOTT CANADA EXPLORATION INC.

By:

“B.J. Douglas”

Title

c/s
By:

“F.D. Hegner”

Title

Schedule A to the Marketing Agreement
dated November 30, 2001 between
ATW Resources Ltd. and Kennecott Canada Exploration Inc.

CONTIGUOUS AREAS

That the area 800 metres by 800 metres surrounding TR 107 and having the following UTM coordinates:

SW

<

Schedule B to the Marketing Agreement
dated November 30, 2001 between
ATW Resources Ltd. and Kennecott Canada Exploration Inc.

CONTIGUOUS AREAS

[map]

SCHEDULE F

WARRANT CERTIFICATE

WARRANT

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A

MONTH HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL

, EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND RULES MADE UNDER THE ACT AND RULES OF THE EXCHANGE ON WHICH THE SHARES O THE COMPANY ARE LISTED.  THE WARRANTS REPRESENTED HEREBY WILL BE VOID AND OF NO VALUE UNLESS EXERCISED WITHIN THE TIME LIMIT HEREIN PROVIDED.

      Share Purchase Warrants

VOID AFTER

SHARE PURCHASE WARRANT CERTIFICATE
(the “Warrant Certificate”)

ATW RESOURCES LTD.

(Incorporated under the laws of the Northwest Territories)

This is to certify that, for value received, KENNECOTT CANADA EXPLORATION INC. (the “Warrant Holder”) is entitled to purchase from ATW RESOURCES LTD. (the “Company”), upon and subject to the terms and conditions hereinafter referred to, at any time up to 4:00 o’clock in the afternoon (Vancouver Time), on         , one fully paid and non-assessable common share of the Company for each warrant represented hereby, being an aggregate of        common shares at the following price per share in lawful money of Canada:

(i)

the IPO Price – if purchased on or before the first anniversary of the IPO Date;

(i)

110% of the IPO Price – if purchased on or before the second anniversary of the IPO Date but after the first anniversary of the IPO Date;

(i)

$1.00 – if purchased on or before the third anniversary of the IPO Date but after the second anniversary of the IPO Date;

(i)

$2.00 – if purchased on or before the fourth anniversary of the IPO Date but after the third anniversary of the IPO Date;

(i)

$3.00 – if purchased on or before the fifth anniversary of the IPO Date but after the fourth anniversary of the IPO Date.

In this Warrant Certificate, “IPO Price” means $     and “IPO Date” means        . [Note: IPO Price is to be the price per share at which shares of ATW are sold under its initial public offering or as may otherwise be required by the rules of the Canadian Venture Exchange with reference to such price.]

The right to purchase common shares of the Company may only be exercised by the Warrant Holder:

(a)

within the time hereinbefore set out;

(b)

duly completing and executing the subscription form attached hereon, in the manner therein indicated; and

(c)

surrendering this Warrant Certificate to the Company at its principal office in Vancouver, British Columbia accompanied by cash or certified cheque payable to or to the order of the Company in an amount equal to the purchase price of the common shares so subscribed for.

Upon surrender and payment, the Company will issue to the Warrant Holder the number of common shares subscribed for.  Within three business days of surrender and payment the Company will mail or cause to be mailed to the Warrant Holder a share certificate evidencing the common shares subscribed for. The Warrant Holder may subscribe for fewer common shares than the number of shares that may be purchased pursuant to this Warrant Certificate, and, if it does so, the Company shall forthwith deliver or cause to be delivered to the Warrant Holder a further warrant certificate in respect of the balance of the warrants represented hereby not then exercised.

In the event (i) there are any changes in the capital structure of the Company through subdivision or consolidation of shares, share issuance by dividend or other distribution, reclassification or other changes in share capital, or (ii) any dividends or other distributions of any securities, assets or property are made to all or substantially all holders of common shares of the Company, or (iii) any warrants, options or other rights to purchase shares at prices below the current market value thereof are granted or issued to all or substantially all holders of common shares of the Company, or (iv) as a result of any other recapitalization, merger, amalgamation, arrangement or other transaction the common shares of the Company are converted into or exchangeable for any other securities, then in any such case the Company shall make the adjustments in respect of the right to purchase granted hereby as are customarily made pursuant to the “anti-dilution” or adjustment of subscription right provisions of publicly traded warrants to purchase common shares in Canada so that the Warrant Holder shall be entitled to receive, upon exercise of the warrants represented hereby after the record date for any of the foregoing changes, distributions, grants or other transactions, that number of common shares and other securities, assets or property as the Warrant Holder would have received if such warrants had been exercised in full immediately prior to such record date.

If the simple average closing price for the common shares of the Company on the Canadian Venture Exchange or other recognized exchange on which the shares of the Company are listed for a period of twenty consecutive trading days is greater than 150% of the price at which the Warrant Holder may purchase common shares of the Company by exercising its rights hereunder, then the Company may on the day after the end of such twenty-day period give written notice thereof to the Warrant Holder and the right of the Warrant Holder hereunder to subscribe for or purchase shares of the Company shall expire, to the extent the same has not been exercised, on the expiration of twenty days thereafter.

Nothing contained herein shall confer any right upon the Warrant Holder or any other person to subscribe for or purchase any shares of the Company at any time subsequent to      and after such time this Warrant Certificate and all rights hereunder shall be void and of no value.

Except as provided in this Warrant Certificate, the holding of this Warrant Certificate or the warrants represented hereby shall not constitute the Warrant Holder a shareholder of the Company in respect of any shares purchasable hereunder or entitle the Warrant Holder to any rights whatsoever as a shareholder in respect of any such shares, including any rights to receive dividends or other distributions therefrom or thereon, other than shares in respect of which the Warrant Holder has exercised its rights hereunder.

Time shall be of the essence hereof.

IN WITNESS WHEREOF ATW RESOURCES LTD. has caused its common seal to be hereto affixed and this Warrant Certificate to be signed by one of its Directors on                      .

ATW RESOURCES LTD.

Per:  ________________________

c/s

Authorized Signatory

SUBSCRIPTION FORM

ATW RESOURCES LTD.

The undersigned, holder of the enclosed Warrant Certificate and all rights thereunder, hereby subscribes for common shares in the capital stock of ATW RESOURCES LTD. and herewith makes payment by cash or certified cheque of the purchase price in full for the said shares, in the amount of $

. If the number of shares hereby subscribed for does not equal the number of shares purchasable under the enclosed Warrant Certificate, the undersigned hereby requests the issue and delivery to it at the following address of a new Warrant Certificate exercisable for the balance of the shares purchasable under the enclosed Warrant Certificate and not then subscribed for and purchased.  The undersigned hereby directs that the shares hereby subscribed for be issued and delivered to:

NAME:

ADDRESS:

DATED this

 day of

, 20

   .

SUBSCRIBER

SCHEDULE G

CALCULATION OF GROSS OVERRIDING ROYALTY

Pursuant to Section 4.1 of the Agreement to which this Schedule is attached, KCEI (in this Schedule G, the “Royalty Holder”) is entitled to a gross overriding royalty (the “Gross Overriding Royalty”) paid by ATW Resources ltd. (in this Schedule G the “Royalty Payor”), that is equal to two percent (2%) of the Appraised Value (as hereinafter defined) of all gem and industrial diamonds produced from the kimberlite that is within the boundaries of the Claims and which is identified on the map attached as Schedule C hereto as TR 107 free and clear of all costs of development and operation, and subject only to taxes and royalties (except income taxes) and the fees and expenses of graders as hereinafter provided.

“Appraised Value” means the valuation in United States Dollars of the Diamonds at the minesite determined by an independent grader appointed by the Royalty Holder.  Such independent grader shall be duly qualified and accredited, and shall sort, grade and value the Diamonds in accordance with industry standards, having regard to, but without limiting the generality of the foregoing, the commercial demand for the Diamonds, the grades of the Diamonds (gem or industrial) and the colours, sizes and clarity of the Diamonds.

The Gross Overriding Royalty will be calculated and paid by the Royalty Payor within 30 days of the end of each calendar quarter, based on all Diamonds which were graded in such calendar quarter.

All Gross Overriding Royalty payments shall be considered final and in full satisfaction of all obligations of the Royalty Payor with respect thereto, unless the Royalty Holder gives the Royalty Payor written notice describing and setting forth a specific objection to the calculation thereof within 24 months after receipt by the Royalty Holder of the payment. If the Royalty Holder objects to the calculation of a particular payment, the Royalty Holder shall, for a period of 30 days after the Royalty Payor’s’ receipt of notice of such objection, have the right, upon reasonable notice and at a reasonable time, to have the Royalty Payor’s accounts and records relating to the calculation of the Royalty in question audited by a chartered accountant acceptable to the Royalty Holder and to the Royalty Payor. If such audit determines that there has been a deficiency or an excess in the payment made to the Royalty Holder such deficiency or excess shall be resolved by adjusting the next quarterly Gross Overriding Royalty payment due hereunder. The Royalty Holder shall pay all costs of such audit unless a deficiency of more than 5% of the amount due is determined to exist. The Royalty Payor shall pay the costs of such audit if a deficiency of more than 5% of the amount due is determined to exist. All books and records used by the Royalty Payor to calculate royalties due hereunder shall be kept in accordance with generally accepted accounting principles. Failure on the part of the Royalty Holder to make claim on the Royalty Payor for adjustment in such 24-month period shall establish the correctness and preclude the filing of exceptions thereto or making of claims for adjustment thereon.

In addition, if the Royalty Payor conducts an audit, either internally or by an independent auditor, of the operations on or in respect of the Properties, the Royalty Holder will be notified and, at its request, will be provided with a copy of the portion or portions of such audit which pertain to production statistics.

#

SCHEDULE H

MATERIAL CONTRACTS

The only material contracts to which ATW is a party are contracts to which KCEI is also a party.

SW

corner

538550,

7116200

NW

   “

538550,

7117000

NE

   “

539350,

7117000

SE

   “

539550,

7116200

...